Exhibit 5

September 23, 2008

Board of Directors
iDcentrix, Inc.
2101 Rosecrans Avenue, Suite 4240
El Segundo, CA 90245

Ladies and Gentlemen:

We have acted as special counsel to iDcentrix, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to register 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), as described in the Registration Statement.  As such counsel, you have requested our opinion as to certain matters described herein relating to the Shares.

We have examined such documents and such matters of law deemed necessary by us in order to deliver this opinion. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

We express no opinion concerning any law of any jurisdiction other than (i) the federal laws of the United States of America and (ii) as to the organization, existence, good standing and corporate authority of the Company, the Nevada Revised Statutes.

Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Board of Directors
iDcentrix, Inc.
September 23, 2008

We hereby consent to the filing of this letter as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

                                                                         /s/ McDonald Carano Wilson LLP

McDONALD CARANO WILSON LLP

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